CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

August 29, 2005

Date of Report

(Date of Earliest Event Reported)

Edgewater Foods International, Inc.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5552 WEST ISLAND HWY

QUALICUM BEACH, BRITISH COLUMBIA, CANADA. V9K 2C8

(Address of principal executive offices (zip code))

(250) 757-9811

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 5 – Corporate Governance and Management

Item 5.03: Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 16, 2005, we filed an 8-K disclosing that we completed a Definitive Share Exchange Agreement with Edgewater Foods International, Inc., a privately held Nevada Corporation, whereby we acquired all of Edgewater’s outstanding and issued shares for 19,000,000 newly issued shares of our common stock.  In connection with the Share Exchange, we received written consents from holders owning 17,150,000 shares representing 83.3% of our outstanding shares approving our name change from Heritage Management, Inc. to Edgewater Foods International, Inc. As mentioned in our August 16, 2005 8-K, we filed a Certificate of Amendment to our Articles of Incorporation with Nevada’s Secretary of State to effectuate the name change.  Accordingly, effective immediately our corporate name is changed to Edgewater Foods International, Inc.  Additionally, effective August 30, 2005, our stock will trade under a new symbol OTC BB: EDWT with the new CUSIP Number of 280311 10 1.

Section 9 – Financial Statements and Exhibits

Item 9.01:  Financial Statements and Exhibits

3.1	Certificate of Amendment to Articles of Incorporation
99.1	Press Release dated August 29, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Edgewater Foods International, Inc.
By: /s/ Robert Saunders Robert Saunders, CEO